EXHIBIT 10.7.1


                                  AMENDMENT NO. 1 TO

                               NEWPARK RESOURCES, INC.

                    1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


               WHEREAS, the Corporation has a 1993 Non-Employee Directors' Stock Option Plan (the "Plan") under which each "Non-Employee Director" (as defined in the Plan) has received or, upon being elected, will receive a stock option ("Stock Option") exercisable for the purchase of 15,000 shares of Common Stock of the Corporation; and

               WHEREAS the Board of Directors has determined to amend the Plan to provide for the granting of additional Stock Options each time a Non-Employee Director completes an additional five years of service.

               NOW, THEREFORE, BE IT RESOLVED that, subject to stockholder approval, as provided below, the Board of Directors hereby adopts the following amendment (the "First Amendment") to the Plan:

               A. Paragraph 4 of the Plan is hereby amended in its entirety to read as follows:

                    "4.  Grants.

                         4.1 Each Non-Employee Director serving on the Board on the date the Board adopted this Plan
               (September 1, 1993) was granted a Stock Option to purchase 15,000 shares of Common Stock automatically on that date. Each Non-Employee Director who is first elected a director after this Plan was adopted by the Board shall be granted an option to purchase 15,000 shares of Common Stock automatically on the date of such election. Subject to the provisions of paragraph 11, the number of shares of Common Stock issued and issuable upon the exercise of Stock Options granted under this Plan shall not exceed 200,000."

                         4.2 Subject to stockholder approval of the First Amendment: (i) each Non-Employee Director who has been a director continuously for at least five years on
               the date the First Amendment  is  approved by the Board
               (the  "First  Amendment  Effective  Date"),   shall  be
               granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the First Amendment
               Effective  Date,   and,   provided   such  Non-Employee
               Director continues to be a Non-Employee Director, shall
               be granted a Stock Option to purchase 10,000 additional shares of Common Stock automatically at the expiration of each five year period thereafter during such Non-Employee Director's continuous service; and (ii) each director who completes five continuous years as a Non-Employee Director after the First Amendment Effective
               Date shall be granted a Stock Option to purchase 10,000
               shares  of  Common  Stock  automatically   on  the  day
               following the completion of such five year period, and, provided such Non-Employee Director continues to be a Non-Employee Director, shall be granted a Stock Option to purchase 10,000 additional shares of Common Stock automatically at the expiration of each five year period thereafter during such Non-Employee Director's continuous service. Except as otherwise provided herein, the period of continuous service for any Non-Employee Director shall be deemed to include continuous periods prior to the adoption of the Plan in which the director was not an employee of Newpark or any of its Subsidiaries or any parent corporation."

               B. Paragraph 6 of the Plan is hereby amended in its entirety to read as follows:

                    "6.  Option Period.

                    The term of  each  Stock  Option shall commence on
               the Date of Grant of the Stock Option and shall be ten years. Subject to the other provisions of the Plan,
               (i) each initial Stock Option granted pursuant to paragraph 4.1 shall be exercisable during its term as to 20% of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; 20% of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; 20% during the twelve months beginning on the third anniversary of the Date of Grant; 20% during the twelve months beginning on the fourth anniversary of the Date of Grant; and 20% during the twelve months beginning on the fifth anniversary of the Date of Grant; and (ii) each stock option granted pursuant to paragraph 4.2 shall be exercisable during its term as to one-third of the Option Shares during the six months beginning six months and one day following the date of grant; one-third of the Options Shares during the twelve-months beginning on the first anniversary of the date of grant; and one-third of the Option Shares during the twelve months beginning on the second anniversary of the date of grant; provided, however, that the initial Stock Option granted to each Non-Employee Director serving on the Board on the date this Plan was adopted by the Board (as now described in paragraph 4.1) shall be exercisable from time to time after the actual Date of Grant as to the number of Option Shares determined in accordance with the foregoing schedule as if the Date of Grant were the date such Non-Employee Director first became a director; provided, further, however, that no stock option granted granted pursuant to paragraph 4.2 shall be exercisable until the expiration of six months and one day following stockholder approval of the First Amendment. If an optionee shall not in any period purchase all of the Option Shares which the optionee is entitled to purchase in such period, the optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Option. Notwithstanding the foregoing, subject to the provisions of paragraph 11.3, Stock Options granted under this Plan shall not be exercisable until at least six months and one day after the actual Date of Grant."

               C. Except as hereby amended, the Plan is and shall remain in full force and effect in accordance with its terms. Subject to stockholder approval of this First Amendment, all references in the Plan to "the Plan" or "this Plan," or words of similar import shall refer to the Plan as amended by the First Amendment.

               D. No Stock Option granted in accordance with paragraph 4.2 of the Plan shall be exercisable unless and until, on or before November 2, 1996, holders of a majority of the Common Stock of the Corporation present or represented at a meeting at which the First Amendment is presented for approval (and provided a quorum is present or represented at the meeting), shall have approved the First Amendment. If stockholder approval is not timely obtained, the First Amendment and all such Stock Options shall be null and void.

          61870.1